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    As filed with the Securities and Exchange Commission on October 25, 1996
                                                   Registration No. 333-____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

   Islands of Bermuda                                  13-3867424
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification Number)

                                600 Third Avenue
                            New York, New York 10016
                    (Address of principal executive offices)

                               Loral Savings Plan
            Loral Space & Communications Ltd. 1996 Stock Option Plan
   Loral Space & Communications Ltd. Common Stock Purchase Plan for Directors
                            (Full title of the plan)

                             Eric J. Zahler, Esquire
                  Vice President, Secretary and General Counsel
                        Loral Space & Communications Ltd.
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
            --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------- ---------------- ----------------- -------------- --------------
                                                   Proposed
                                 Proposed          maximum
Title of                         maximum           aggregate     Amount of
securities        Amount to be   offering price    offering      registration
to be registered  registered(1)  per share (2)     price (2)     fee
--------------- ---------------- ----------------- -------------- --------------
Common Stock,
$0.01 par value
per share          17,200,000       $16.0625       $276,275,000      $83,720


------------------------

          (1) This Registration Statement covers 5,000,000 shares authorized to be sold under the Loral Savings Plan (the "Savings Plan"), 12,000,000 shares authorized to be sold under the Loral Space & Communications Ltd. 1996 Stock Option Plan and 200,000 shares authorized to be sold under the Loral Space & Communications Ltd. Common Stock Purchase Plan for Directors. In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.

        (2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act.


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                                         PART II

                                 INFORMATION REQUIRED IN THE
                                    REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Loral Space & Communications Ltd., a Bermuda company (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed pursuant to the Exchange Act;

          (c) The Company's Current Reports on Form 8-K, filed on September 27, 1996 and August 13, 1996, respectively, pursuant to the Exchange Act; and

          (d) The description of the common stock of the Company, $0.01 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 10, File No. 1-14180, as amended by Amendment Nos. 1, 2 and 3 filed on January 24, 1996, March 12, 1996, March 27, 1996 and April 12, 1996, respectively, pursuant to the Exchange Act (the "Form 10").

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

          Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the shares of Common Stock to be registered herein is being passed upon by Appleby, Spurling & Kempe.



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Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Officers and directors of the Company are covered by certain provisions of the bye-laws and individual indemnification agreements and insurance policies which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities. Under Bermuda law, a company may, in its bye-laws or in any contract or arrangement between the company and any officer or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

          The Company has provided in its bye-laws that the directors and officers of the Company will be indemnified and held harmless against any expenses, judgments, fines, settlements and other amounts incurred by reason of any act or omission in the discharge of their duty other than in the case of willful negligence, willful default, fraud or dishonesty.

          The Company may, as permitted by Bermuda law, purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

          The Company intends to enter into indemnification agreements with the Company's officers and directors. To the extent permitted by law, the indemnification agreements may require the Company, among other things, to indemnify such officers or directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses as a result of any proceedings against them as to which they could be indemnified.

          At present there is no pending material litigation or proceeding involving a director or officer of the Company where indemnification will be required or permitted. In addition, the Company is not aware of any threatened material litigation or proceeding that may result in a claim for such indemnification.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable



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Item 8.  EXHIBITS

Exhibit No.

          4.1 Memorandum of Association of the Company (incorporated by reference to the Form 10, Exhibit 3.1).

          4.2 Memorandum of Increase of Share Capital (incorporated by reference to the Form 10, Exhibit 3.2).

          4.3 Form of Amended and Restated Bye-Laws of the Company (incorporated by reference to the Form 10, Exhibit 3.3).

          5 Opinion of Appleby, Spurling & Kempe as to the validity of the shares to be issued.

         23.1  Consent of Deloitte & Touche LLP.

         23.2  Consent of Appleby, Spurling & Kempe (contained in Exhibit 5).

         24 Powers of Attorney (reference is made to the signature page herein).

The Company hereby undertakes to submit the Savings Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Item 9.  UNDERTAKINGS

         1.    The undersigned registrant hereby undertakes:


               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:


               (i) to include any prospectus required by Section 10(a)(3) of the
                   Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                   (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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provided,  however,  that  paragraphs  (a)(i)  and  (a)(ii)  do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of October, 1996.

                                            LORAL SPACE & COMMUNICATIONS LTD.



                                            By:  /s/ Bernard L. Schwartz
                                                 --------------------------
                                                 Bernard L. Schwartz
                                                 Chairman of the Board and
                                                   Chief Executive Officer

               Pursuant to the requirements of the Securities Act, the administrative committee of the Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of October, 1996.

                                            LORAL SAVINGS PLAN


                                            By: /s/ Wendy L. Grabel
                                                -------------------------
                                                Wendy L. Grabel
                                                (a member of the Savings Plan's
                                                Administrative Committee)



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               Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Eric J. Zahler, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                        Title                     Date
       ---------                        -----                     ----

/s/ Bernard L. Schwartz        Chairman of the Board and     October 15, 1996
--------------------------     Chief Executive Officer
Bernard L. Schwartz

/s/ Michael P. DeBlasio        Senior Vice President and     October 15, 1996
--------------------------     Chief Financial Officer
Michael P. DeBlasio

/s/ Harvey Rein                Controller and Chief          October 15, 1996
--------------------------     Accounting Officer
Harvey Rein

/s/ Howard Gittis              Director                      October 15, 1996
--------------------------
Howard Gittis

/s/ Robert B. Hodes            Director                      October 15, 1996
--------------------------
Robert B. Hodes

/s/ Gershon Kekst              Director                      October 15, 1996
--------------------------
Gershon Kekst

/s/ Charles Lazarus            Director                      October 15, 1996
--------------------------
Charles Lazarus

/s/ Malvin A. Ruderman         Director                      October 15, 1996
--------------------------
Malvin A. Ruderman

/s/ E. Donald Shapiro          Director                      October 15, 1996
--------------------------
E. Donald Shapiro

/s/ Arthur L. Simon            Director                      October 15, 1996
--------------------------
Arthur L. Simon

/s/ Thomas J. Stanton, Jr.     Director                      October 15, 1996
--------------------------
Thomas J. Stanton, Jr.

/s/ Daniel Yankelovich         Director                      October 15, 1996
--------------------------
Daniel Yankelovich

                                INDEX TO EXHIBITS


Exhibit No.
-----------

5 Opinion of Appleby, Spurling & Kempe as to the validity of the shares to be issued.

23.1              Consent of Deloitte & Touche LLP.

23.2 Consent of Consent of Appleby, Spurling & Kempe (contained in Exhibit 5).

24                Powers of Attorney (included on signature page).